JOINT FILING AGREEMENT AND

POWER OF ATTORNEY

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to jointly file on behalf of each of them a statement on Schedule 13D or 13G with respect to the Common Stock,par value $0.001 per share, of Ambient Corporation, which may be beneficially owned by each of them, and any filings required under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to such shares, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D or under Section 16 of the Exchange Act shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D or 13G and filings under Section 16 of the Exchange Act and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. Notwithstanding the foregoing, any of John Succo, Sky Lucas, Keith Hughes, or Andrew Comito is hereby authorized to act as a representative of the signatories hereof for purposes of effecting any Schedule 13D filing or amendment thereof, or any other SEC ownership filing (including without limitation under Section 16 of the Exchange Act) which may relate hereto.

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D or under Section 16 of the Exchange Act by reason of entering into this Joint Filing Agreement. Further, the undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

In addition, the undersigned each desire to constitute and appoint each of John Succo, Sky Lucas, Andrew Comito, and Keith Hughes, signing singly and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as a member of Vicis Capital, LLC (“Vicis”), Schedule 13D, 13G, and Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”), Form 144 in accordance with Rule 144 under the Securities Act of 1933 (“Rule 144”) and any amendments thereto and any other forms or reports, including, but not limited to, a Form ID, that the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities held by Vicis for which the undersigned may be deemed to possess beneficial ownership;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, 13G, and Form 3, 4 or 5, Form 144 or other form or report, complete and execute any amendment or amendments thereto and timely file such form or report with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Regulation 13D under the Exchange Act, Section 16 of the Exchange Act or Rule 144.

This Power of Attorney revokes any previous Power of Attorney for the purposes set forth herein and shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D or 13G or Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Vicis unless expressly revoked before that time.

This Joint Filing Agreement and Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

[Signatures Next Page]

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement and Power of Attorney as of this 10th day of July, 2014.

VICIS CAPITAL MASTER FUND

By:	Vicis Capital, LLC,
its investment advisor

/s/ Keith W. Hughes
By: Keith W. Hughes
Its: CFO

VICIS CAPITAL, LLC

/s/ Keith W. Hughes
By:	Keith W. Hughes
Its:	Chief Financial Officer
Vicis Capital, LLC

JOHN SUCCO

/s/ John Succo

SKY LUCAS

/s/ Sky Lucas